                                                                   EXHIBIT 23.17

  I consent to serve as a director of UAL. I understand that the information (set forth above) will be used by UAL in preparation of its Proxy Statement.

                                          Very truly yours,

                                                  /s/ John F. Peterpaul
                                          _____________________________________
                                                    John F. Peterpaul

Dated: April 27, 1994